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                                                                 EXHIBIT 10.8

                                AMENDMENT NO. 1
                                      TO
                             KEYES BONUS AGREEMENT


        This Amendment, dated as of the 27th day of October 1993 (the "Amendment") to the Bonus Agreement, dated November 18, 1991 (the "Agreement"), among Marine Drilling Management Company (the "Company"), Marine Drilling Companies, Inc. and William O. Keyes (the "Executive").

        WHEREAS, the Executive desires to amend the Agreement to provide that the Personnel and Compensation Committee of the Board of Directors of the Company shall have authority, in the event such Committee determines that the bonus otherwise payable to the Executive may have been reduced due to unusual trading of the Company's common stock during the valuation period, to select an alternative method of valuation; and

        WHEREAS, in consideration thereof, the Executive is willing to amend the Agreement to reduce, under certain circumstances, the amount of the cash bonus payable to the Executive pursuant to Section 2(a) of the Agreement;

        NOW, THEREFORE, for good and valuable consideration the parties agree as follows:

                  1. A new Section 2(c) is added to the Agreement which shall be and read as follows:

                 "(c)     Notwithstanding the provisions of the first sentence
         of Section 2(a), if the cash bonus otherwise payable to the Executive pursuant to the provisions of Section 2(a) shall exceed $2,000,000, such bonus shall be reduced by 100% of the first $480,000 by which such bonus otherwise payable shall exceed $2,000,000 and by 80% of the amount of any such excess greater than $2,730,000."

                  2. The definition of "Fair Market Value" in Section 1 of the Agreement is amended by adding thereto the following sentence at the end of the definition:

                  "Notwithstanding the above provisions, with respect to a publicly traded security, in the event that on or prior to the date a valuation is to be made, the Personnel and Compensation Committee of the Board of Directors of the Company determines that the sale prices of such security may have been influenced by unusual trading that may have had the effect of reducing the bonuses that would otherwise have been payable hereunder had such unusual trading not occurred, such Committee shall have the authority to select an alternative method of establishing Fair Market Value based upon trading of the Company's stock during such period."
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        IN WITNESS WHEREOF, each of the parties have executed this Amendment as of the date first above written.


                                         MARINE DRILLING MANAGEMENT COMPANY


                                         By:   /s/     William H. Flores
                                             -----------------------------
                                             Name:   William H. Flores
                                             Title:  Senior Vice President



                                         MARINE DRILLING COMPANIES, INC.


                                         By:   /s/     William H. Flores
                                             ------------------------------
                                             Name:   William H. Flores
                                             Title:  Senior Vice President



                                               /s/      W. O. Keyes
                                             ------------------------------
                                               William O. Keyes



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